Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements (as amended) of Morgan Stanley (the “Company”) of our reports dated January 28, 2008, relating to the consolidated financial statements and financial statement schedule of Morgan Stanley and the effectiveness of the Company’s internal control over financial reporting (which reports on the consolidated financial statements and financial statement schedule express an unqualified opinion and include an explanatory paragraph, in fiscal 2005, concerning the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and, effective December 1, 2005, the change in accounting policy for recognition of equity awards granted to retirement-eligible employees and, an explanatory paragraph, in fiscal 2006, concerning the application of Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R),” appearing in this Annual Report on Form 10-K of Morgan Stanley for the fiscal year ended November 30, 2007:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Registration Statement No. 333-129243

Registration Statement No. 333-131266

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

Registration Statement No. 333-142874

Registration Statement No. 333-146954

/s/ Deloitte & Touche LLP

New York, New York

January 28, 2008